Exhibit 99.1

Global Technology Acquisition Corp. I Announces Liquidation

ZEPHYR COVE, NEVADA, October 16, 2024 – Global Technology Acquisition Corp. I (the “Company”) (Nasdaq: GTAC), announced today that it is unable to complete an initial business combination within the time period required by its Amended and Restated Memorandum and Articles of Association, as amended (the “Charter”), and therefore intends to dissolve and liquidate in accordance with the provisions of the Charter, and will redeem all of the outstanding Class A ordinary shares that were included in the units issued in its initial public offering (the “Public Shares”), at a per-share redemption price of approximately $11.50 (after taking into account the removal of a portion of the accrued interest in the trust account to pay taxes and $100,000 to pay dissolution expenses).

As of the close of business on October 18, 2024, the Public Shares will be deemed cancelled and will represent only the right to receive the redemption amount. The Company anticipates that the last day of trading of the Public Shares and the Company’s publicly traded units and warrants on the Nasdaq Stock Market will be on or around October 17, 2024, and trading of Public Shares will be suspended effective before the opening of markets on October 18, 2024.

In order to provide for the disbursement of funds from the trust account, the Company has instructed the trustee of the trust account to take all necessary actions to liquidate any securities held in the trust account. The proceeds of the trust account will be held in a non-interest bearing account while awaiting disbursement to the holders of the Public Shares. Record holders will receive their pro rata portion of the proceeds of the trust account by delivering their Public Shares to Continental Stock Transfer & Trust Company, the Company’s transfer agent. Beneficial owners of Public Shares held in “street name,” however, will not need to take any action in order to receive the redemption amount. The redemption of the Public Shares is expected to be completed as promptly as practicable, but no later than October 25, 2024.

All holders of the Company’s Class B ordinary shares have agreed to waive their redemption rights with respect to their outstanding Class B ordinary shares of the Company, and the Company’s former sponsor has waived its redemption rights with respect to 1,300,000 of the Company’s Class A ordinary shares that were issued upon the conversion of 1,300,000 of the Company’s Class B ordinary shares. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless.

The Company expects that the Nasdaq Stock Market will file a Form 25 with the United States Securities and Exchange Commission (the “Commission”) to delist the Company’s securities. The Company thereafter expects to file a Form 15 with the Commission to terminate the registration of its securities under the Securities Exchange Act of 1934, as amended.

About Global Technology Acquisition Corp. I

Global Technology Acquisition Corp. I is a special purpose acquisition company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. For more information, visit www.globaltechnologyacquisitioncorp.com.

Forward-Looking Statements

The information in this press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are not historical facts, and involve risks and uncertainties that could cause actual results to differ materially from those expected and projected. All statements, other than statements of historical fact included in this press release including, without limitation, the estimated per-share redemption price and the timing for the completion of the redemption of the Public Shares, are forward-looking statements. Words such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “continue,” or the negative of such terms or other similar expressions are intended to identify such forward-looking statements. Such forward-looking statements relate to future events or future performance, but reflect management’s current beliefs, based on information currently available. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward-looking statements. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the Risk Factors sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the Commission on April 1, 2024, the Company’s subsequent Quarterly Reports on Form 10-Q and elsewhere in the Company’s filings with the SEC. The Company’s securities filings can be accessed on the EDGAR section of the SEC’s website at www.sec.gov. Except as expressly required by applicable securities law, the Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Contact:

Nicholas Geeza, Chief Financial Officer

Global Technology Acquisition Corp. I

ngeeza@hennessycapitalgroup.com